                            AMENDMENT NO. 1 TO FOURTH
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT is made and entered into as of this 26th day of July, 1995 among NOVAMETRIX MEDICAL SYSTEMS INC., a Delaware corporation having its principal office at One Barnes Industrial Park Road, Wallingford, Connecticut 06492 ("Novametrix"); NTC TECHNOLOGY, INC., a Delaware corporation having its principal office in Wilmington, Delaware with a mailing address in care of One Barnes Industrial Park Road, Wallingford, Connecticut 06492 ("NTC"), and FIRST FIDELITY BANK, a Connecticut banking corporation having an office at 205 Church Street, New Haven, Connecticut 06510 (the "Lender"), as AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of June 16, 1994 by and among Novametrix, NTC and Union Trust Company (the "Fourth Loan Agreement").

                                   WITNESSETH:

         WHEREAS, Novametrix, NTC and Union Trust Company executed the Fourth Loan Agreement on June 16, 1994; and

         WHEREAS, subsequent thereto, Union Trust Company changed its name to First Fidelity Bank; and

         WHEREAS, the parties now wish to amend and modify the Fourth Loan Agreement and the Substituted Revolving Note (as defined therein) issued thereunder to, inter alia, (i) extend the Revolving Credit Termination Date (as defined in the Fourth Loan Agreement) to August 31, 1997; (ii) change the interest rate payable on the

Substituted Revolving Note, (iii) substitute the 1995 Substituted Revolving Note (as defined in Section 1 below) for the existing Substituted Revolving Note;
(iv) amend and restate certain financial covenants and add certain additional covenants; (v) amend the definitions of certain terms; and (vi) provide for the release of certain collateral;

         NOW, THEREFORE, the parties agree as follows:

         1. AMENDMENTS TO THE DEFINITIONS OF CERTAIN TERMS: (i) The definitions of each of the following terms, as set forth in the Fourth Loan Agreement, are hereby amended and restated to read as follows:

         1.25 "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean at the time of any determination thereof all Accounts Receivable which are deemed by Lender, from time to time, in its sole discretion, to be eligible in computing the Borrowing Base hereunder. Without limiting the foregoing, in determining whether Accounts Receivable shall be deemed to be Eligible Accounts Receivable, Lender may consider whether the Accounts Receivable met the following specifications at the time of creation and continue to meet such specifications at the time of such determination; provided that such specifications for eligibility may be fixed, revised and supplemented from time to time by Lender in Lender's sole discretion:

         (a) if the Account Debtor is situated within the United States, all payments on such Account Receivable, by the terms of such Account Receivable, are due not later than ninety (90) days after the earlier of the date of (i) the related invoice, and
                  (ii) delivery of the goods or performance of the services by the Borrower or NTC;

         (b) if the Account Debtor is situated outside the United States all payments on such Account Receivable, by the terms of such Account Receivable, are due not later than one hundred twenty
                  (120) days after the earlier of the date of (i) the related invoice, and (ii) delivery of the goods or performance of the services by the Borrower or NTC;

         (c) such Account Receivable is not owing from an Account Debtor or an Affiliate of an Account Debtor from whom 20%

                                       2.

                  or more of the aggregate Accounts Receivable owing to Borrower or NTC have remained unpaid for (a) more than 90 days in the case of an Account Debtor or Affiliate located within the United States, and (b) more than 120 days in the case of an Account Debtor or Affiliate located outside the United States;

         (d) such Account Receivable arose from a completed, outright and lawful sale of goods or from the completed performance of services by the Borrower or NTC;

         (e) such Account Receivable did not arise (i) with respect to goods which have been placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) from the leasing of goods;

         (f) with respect to such Account Receivable, if the Account Debtor's total obligations to the Borrower and NTC, on an aggregated basis, exceed fifteen percent (15%) of all Eligible Accounts Receivable, then only to the extent of the obligations of such Account Debtor which are not in excess of such percentage;

         (g) collection of such Account Receivable is not believed by the Lender to be doubtful by reason of the Account Debtor's financial condition or credit history;

         (h) such Account Receivable does not result from the application of a finance charge or other similar fee imposed as a result of delayed payment;

         (i) such Account Receivable is owned solely by the Borrower or NTC, is subject to a first priority security interest in favor of Lender pursuant hereto and is not subject to any other Lien;

         (j) such Account Receivable arose in the ordinary course of business of the Borrower or NTC and, to the best knowledge of the Borrower and NTC, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor thereunder has occurred, and no notice thereof has been received;

         (k) with respect to such Account Receivable, the Account Debtor is not the United States government or the government of any state or other political subdivision or any Governmental Authority unless Borrower or NTC, as the case may be, has complied, to the satisfaction of Lender, with all requirements necessary under the Federal Assignment of Claims Act of 1940, as it may be amended

                                       3.

                  from time to time, or with such similar Law as may be applicable to such Account Receivable; is not an officer, employee, agent or Affiliate of the Borrower or NTC; and is not located in the State of New Jersey, unless the Borrower or NTC (as the case may be) is registered or qualified to do business in New Jersey or has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then-current year;

         (l) such Account Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the Account Debtor enforceable against the Account Debtor in accordance with its terms; and

         (m) the Account Debtor with respect to such Account Receivable has not asserted that such Account Receivable is, and neither the Borrower nor NTC is aware of any basis upon which such Account Receivable could be, subject to any defense, offset, deduction, credit, allowance or dispute.

         1.51 "MAXIMUM PRINCIPAL AMOUNT" means TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or such lesser amount in increments of $100,000 as the Borrower and NTC may irrevocably designate from time to time, in writing, to the Lender (but in no event shall the Maximum Principal Amount be less than the actual outstanding principal balance of the 1995 Substituted Revolving Note at the time of such designation).

         1.71 "PATENTS" means patents, patent applications and patentable inventions owned by or with respect to which either Borrower or NTC has any interest in, including, without limitation, any patents, patent applications or patentable inventions in which Borrower may in the future obtain any interest, and (a) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payment now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past and future infringements thereof and (c) all rights corresponding thereto throughout the world.

         1.78 "RELATED DOCUMENTS" means the 1995 Substituted Revolving Note and the Substituted Term Note, and each and every other document executed by Borrower or NTC in connection with the Loans or otherwise in connection with the Fourth Loan Agreement as amended by Amendment
         No. 1.

                                       4.

                  1.82 "REVOLVING CREDIT INTEREST RATE" has the meaning set forth in Section 3.7 of the Fourth Loan Agreement, as amended by Amendment No. 1.

                  1.83 "REVOLVING CREDIT TERMINATION DATE" has the meaning set forth in Section 3.13 of the Fourth Loan Agreement, as amended by Amendment No. 1.

                  1.93 "SUBSTITUTED REVOLVING NOTE" shall, unless the context otherwise requires, mean and refer to the 1995 Substituted Revolving Note.

                  1.101 "TRADEMARKS" means trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications owned by or with respect to which either Borrower or NTC has any interest in, including, without limitation, any trademarks, trademark registrations, trade names, trade name registrations and trademark or trade name applications in which Borrower or NTC may in the future obtain any interest, and 9a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof and (c) all rights corresponding thereto throughout the world.

                  (ii) The term "AGREEMENT", as used in the Fourth Loan Agreement shall, unless the context otherwise requires to the contrary, mean the Fourth Loan Agreement as amended by Amendment No. 1.

                  (iii) The term "1995 SUBSTITUTED REVOLVING NOTE" shall have the meaning accorded to it in Section 3.6 of the Fourth Loan Agreement as amended by Amendment No. 1.

                  (iv) All other capitalized terms used herein which are not defined herein shall have the meaning accorded to them in the Fourth Loan Agreement.

                  2. AMENDED TERMS PERTAINING TO REVOLVING CREDIT: The following subsections of Section 3 of the Fourth Loan Agreement entitled "Revolving Credit" are hereby amended and restated to read

                                       5.

         as follows:

              3.6 REVOLVING CREDIT NOTE. The obligation of Borrower and NTC to repay the Revolving Credit and all Advances thereunder shall be evidenced by an amended and restated promissory note (the "1995 Substituted Revolving Note") substantially in the form of Exhibit
              3.6 (1995) attached to Amendment No. 1 and executed by the Borrower and NTC concurrently with Amendment No. 1.

              The 1995 Substituted Revolving Note shall for all purposes be treated as having been issued in substitution for, and not in repayment or as a refunding of, the Substituted Revolving Note executed by the Borrower and NTC in favor of the Lender in the face principal amount of $2,500,000 dated June 16, 1994.

              3.7 INTEREST RATE. Interest shall accrue on the aggregate principal amount of all Advances outstanding under the Revolving Credit from time to time at the rate set forth in the 1995 Substituted Revolving Note (the "Revolving Credit Interest Rate"); provided that following an Event of Default the applicable interest rate shall be the Default Interest Rate. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Each adjustment to the Revolving Credit Interest Rate shall result immediately, without notice or demand of any kind, in a new rate of interest effective with respect to the interest period on and after the date of such adjustment.

              3.8 PAYMENT OF PRINCIPAL AND INTEREST. Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on August 1, 1995 and continuing thereafter on the first day of each succeeding month on the outstanding principal balance of the 1995 Substituted Revolving Note. The aggregate unpaid principal amount of all Advances, together with accrued and unpaid interest thereon, shall be repaid by the Borrower and NTC on the Revolving Credit Termination Date.

              3.13 TERMINATION. The Revolving Credit and the Lender's Obligation to lend thereunder shall terminate on August 31, 1997 (the "Revolving Credit Termination Date"), at which time all of the sums due and owing under the 1995 Substituted Revolving Note shall be due and payable in full. No such expiration or termination of the Revolving Credit shall (i) adversely affect or impair in any manner whatsoever any right of Lender under this Agreement or any of the Related Documents arising prior to such expiration or termination or by reason thereof, (ii) relieve the Borrower or NTC of any liabilities or

                                      6.

                  obligations to Lender under this Agreement or any Related Document, or otherwise, until all of the Obligations are fully paid and performed, or (iii) affect any other right or remedy of the Lender under this Agreement or any Related Document.

                  4. AMENDMENT TO CERTAIN REPORTING REQUIREMENTS: Section 9.1(d) of the Fourth Loan Agreement is hereby amended and restated to read, in full, as follows:

                  (d) SECURITIES REPORTS. Promptly upon becoming available, but in no event no more than forty-five
                           (45) days after the close of each Fiscal Year quarter with respect to Form 10-Q reports, and one hundred twenty (120) days after the end of each Fiscal Year with respect to Form 10-K, one copy of each financial statement, report, notice of meeting and proxy statement, Form 8-K, 10-K, and 10-Q or other information or documentation sent by the Borrower to stockholders generally (including any proxy statements) or to the SEC or to any other Governmental Authority relating to securities matters, and any other statements made generally available by Borrower or its Subsidiaries to the public concerning developments in the business of Borrower and its Subsidiaries;

                  5. FINANCIAL COVENANTS: Section 10.17 of the Fourth Loan Agreement is hereby amended and restated to read, in full, as follows:

                  10.17  "FINANCIAL COVENANTS".

                           (a) NET WORKING CAPITAL: The Net Working Capital of the Borrower, on a consolidated basis, shall not, as of the last day of any Fiscal Year quarter, be less than $5 million.

                           (b) CURRENT RATIO: The ratio of Current Assets to its Current Liabilities of the Borrower, on a consolidated basis, shall not, as of the last day of any Fiscal Year quarter be less than 1.75 to 1.0.

                           (c) TANGIBLE NET WORTH: The Tangible Net Worth of the Borrower, on a consolidated basis, shall not, as of the last day of

                                       7.

                           any Fiscal Year quarter, be less than $4,500,000.

                     (d) DEBT SERVICE COVERAGE RATIO: As of the last day of each Fiscal Year quarter, the Debt Service Coverage Ratio of the Borrower, on a consolidated basis, shall not be less than 2.0 to 1.0.

                           Compliance with this covenant shall be tested simultaneously with the delivery of Borrower's consolidated Financial Statements and information required by Section 9.1 of the Fourth Loan Agreement, commencing July 31, 1995, on a rolling twelve (12) month basis.

                     (e)   TOTAL LIABILITIES TO TOTAL TANGIBLE NET WORTH
                           RATIO: As of the last day of each Fiscal Year quarter, the ratio of the Total Liabilities of the Borrower to the Tangible Net Worth of the Borrower (in each case calculated on a consolidated basis) shall not be greater than 1.5 to 1.0.

                  6. EXPENDITURES FOR CAPITAL ASSETS AND INTANGIBLES:
         Section 10.4 of the Fourth Loan Agreement is hereby amended and restated to read in full as follows:

                     10.4  CAPITAL EXPENDITURES; EXPENDITURES FOR INTANGIBLE
                     ASSETS: Neither Borrower nor NTC will, during any Fiscal Year, make or become liable for any single Capital Expenditure in excess of $100,000 or for any Capital Expenditures in excess of $1,000,000 in the aggregate.
                     All Capital Expenditures not prohibited hereunder shall be "Permitted Capital Expenditures".

                     Neither Borrower nor NTC will, during any Fiscal Year, make or become liable for any expenditure for assets which would be treated as intangible assets under GAAP in an amount in excess of $250,000 in the aggregate; provided, however, that expenditures for intangible assets shall not be counted against the limitation on Capital Expenditures set forth above.

                                       8.

                           7. ACCOUNTS RECEIVABLE AGING REPORTS: Within fifteen
                  (15) days after the end of each month, Novametrix shall deliver to the Lender a true, correct and complete aging of all Accounts Receivable of Novametrix as of the end of such month, in such form and detail as the Lender may, from time to time, request.

                           8. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES:
                  Novametrix and NTC hereby restate and reaffirm, as of the date hereof, the representations and warranties set forth in
                  Section 7 of the Fourth Loan Agreement, except that the representations and warranties set forth in Section 7.9 shall be deemed to apply to the most current set of financial information provided to the Lender, and except as otherwise set forth on Schedule I hereto.

                           Novametrix and NTC each hereby represent and warrant
                  to the Lender that there exists no Event of Default or Incipient Default as of the date hereof.

                           9. RELEASE OF CERTAIN COLLATERAL: Simultaneously
                  with the execution and delivery by Novametrix and NTC of this Amendment No. 1 and of the 1995 Substituted Revolving Note to be executed in connection herewith, the Lender shall execute and deliver to Novametrix and NTC, releases of its interest in and lien on the Patents and the Trademarks and shall execute all such other documents and take all such further actions as may be reasonably requested by Novametrix or NTC to effectuate the release of such interest. Upon execution of such releases, the Collateral Assignment of Trademarks and Licenses and Security Agreement dated
                  June 16, 1994, executed by each of NTC and Novametrix,

                                       9.

                  respectively, in favor of the Lender, and each of the Patent Collateral Assignments dated May 26, 1989, as amended by the Amendments to Patent Collateral Assignment dated March 15, 1990 and the Amendments of Patent Collateral Assignment dated June 16, 1994, in each case executed by each of NTC and Novametrix, respectively, in favor of the Lender, shall automatically terminate and be of no further force and effect.

                           10. NEGATIVE PLEDGE:

                           (i) Novametrix and NTC hereby expressly acknowledge
                  and reaffirm Section 10.2 ("Limitation on Liens") and Section
                  10.6 ("Sale of Assets") of the Fourth Loan Agreement.

                           (ii) Novametrix and NTC each hereby agree that, in
                  addition to the restrictions imposed on each such party by
                  Section 10.2 and Section 10.6 of the Fourth Loan Agreement, neither Novametrix nor NTC shall enter into, assume, or otherwise allow or suffer to exist, any negative pledge or similar covenant or agreement in favor of any other Person with respect to any Patents or Trademarks now owned or hereafter acquired by Novametrix or NTC.

                           11. WAIVER OF CLAIMS, DEFENSES, ETC.: As of the date
                  hereof, Novametrix and NTC represent that there exist no defenses, offsets, counterclaims, reductions, set-offs or diminutions of any kind or nature whatsoever of or to any of the obligations of the Borrower or NTC under the Fourth Loan Agreement or any of the Related Documents, or otherwise, or to any of the rights of Lender in and to any such obligations, or to, under or by reason of the Fourth Loan Agreement, this Amendment No. 1, or any other Related

                                       10.

                  Document, or otherwise, and there exists no claims, rights, or other assertions of liability against Lender or any Affiliate, Subsidiary, officer, director, employee, agent or attorney of Lender on account of any of the actions taken by Lender or any such Person to date under or in connection with the Fourth Loan Agreement, the Notes, the Related Documents, or in connection with the transactions contemplated by the Fourth Loan Agreement, the Notes, the Related Documents or otherwise.

                           By execution of this Amendment No. 1, each of
                  Novametrix and NTC hereby waives all claims, actions and causes of action which have arisen or may arise against Lender or any of its Affiliates, Subsidiaries, successors or assigns, under or in connection with any of the transactions contemplated by the Fourth Loan Agreement or the Related Documents or any other loan document or agreement between the Lender and Novametrix and/or NTC, or otherwise, in respect of any matter, cause or thing arising or occurring prior to the date hereof.

                           12. REAFFIRMATION OF EXISTING AGREEMENTS: The Fourth
                  Loan Agreement and the Related Documents, except to the extent expressly herein modified, are hereby ratified and affirmed and shall be and remain in full force and effect.

                           13. COUNTERPARTS: This Amendment No. 1 to the Fourth
                  Loan Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                       11.

         Dated as of the date and year first above written.

Signed, sealed and delivered in the presence of:

Kristel Parlotle                                 NOVAMETRIX MEDICAL SYSTEMS INC.
- -------------------------
Joseph A. Vincent                                By William J. Lacourciere
- -------------------------                           ---------------------------
                                                     William J. Lacourciere
                                                     Its President

Kate Warner                                      NTC TECHNOLOGY, INC.
- -------------------------
Tim Nank                                         By Thomas M. Haythe
- -------------------------                           ---------------------------
                                                     Thomas M. Haythe
                                                     Its President

Danielle O. Yates                                FIRST FIDELITY BANK
- -------------------------
Jerry P. Reece                                   By John H. Frost
- -------------------------                         ---------------------------
                                                     John H. Frost
                                                     Its Vice President

STATE OF CONNECTICUT)
                    ) ss.:  New Haven; July 26, 1995
COUNTY OF NEW HAVEN )

         Personally appeared, John H. Frost, Vice President of
First Fidelity Bank, signer and sealer of the foregoing instrument who, being duly authorized so to do executed said instrument in the name of and on behalf of First Fidelity Bank by signing his own name as Vice President.

                                            Jerry P. Reece
                                            -----------------------------------
                                            Commissioner of the Superior Court

                                     12.

STATE OF CONNECTICUT)
                    ) ss.:  New Haven; July 26, 1995
COUNTY OF NEW HAVEN )

         Personally appeared, William J. Lacourciere, President of Novametrix Medical Systems Inc., signer and sealer of the foregoing instrument who, being duly authorized so to do executed said instrument in the name of and on behalf of Novametrix Medical Systems Inc. by signing his own name as President.

                                            Lorraine M. Tagliatela
                                            -----------------------------------
                                            Commissioner of the Superior Court
                                                  LORRAINE M. TAGLIATELA
                                                      NOTARY PUBLIC
                                            MY COMMISSION EXPIRES JAN. 31, 2000


STATE OF NEW YORK     )
                      ) ss.:  NEW YORK; July 26, 1995
COUNTY OF NEW YORK )

         Personally appeared, Thomas M. Haythe, President of NTC Technology, Inc., signer and sealer of the foregoing instrument who, being duly authorized so to do executed said instrument in the name of and on behalf of NTC Technology, Inc. by signing his own name as President.

                                            Michael P. McMahon
                                            -----------------------------------
                                                    MICHAEL P. McMAHON
                                             NOTARY PUBLIC, State of New York
                                                     No. 0111C0042446
                                               Certified in New York County
                                            Commission Expires April 24, 1997

                                    13.